Exhibit 99.1

PRESS RELEASE Mellanox Technologies, Ltd.

Press/Media Contacts

Ashley Paula

Waggener Edstrom

+1-415-547-7024

apaula@waggeneredstrom.com

USA Investor Contact

Gwyn Lauber

Mellanox Technologies

+1-408-916-0012

gwyn@mellanox.com

Israel Investor Contact

Nava Ladin

Gelbart Kahana Investor Relations

+972-3-6074717

nava@gk-biz.com

Mellanox Technologies, Ltd. Announces Record Quarterly Results

17 Percent Quarter-over-Quarter and 130 Percent Year-over-Year Revenue Growth;

51 Percent Quarter-over-Quarter Net Income Growth

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — Oct. 17, 2012 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end interconnect solutions for servers and storage systems, today announced record financial results in its third quarter 2012, ended September 30, 2012.

Third Quarter 2012 Highlights

•                  Revenues were $156.5 million

•                  GAAP gross margins were 69.1 percent

•                  Non-GAAP gross margins were 70.5 percent

•                  GAAP operating income was $49.2 million

•                  Non-GAAP operating income was $60.9 million

•                  GAAP net income was $48.4 million

•                  Non-GAAP net income was $60.1 million

•                  GAAP net income per diluted share was $1.09

•                  Non-GAAP net income per diluted share was $1.37

•                  $74.4 million in cash was provided by operating activities

•                  $405.4 million in total cash and investments at September 30, 2012, an increase of $77.6 million from June 30, 2012

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported record revenue of $156.5 million for the third quarter of 2012, up 17.2 percent from $133.5 million in the second quarter of 2012, and up 129.6 percent from $68.2 million in the third quarter of 2011.

GAAP gross margins in the third quarter of 2012 were 69.1 percent, compared with 68.8 percent in the second quarter of 2012, and 64.5 percent in the third quarter of 2011.

Non-GAAP gross margins in the third quarter of 2012 were 70.5 percent, unchanged from the second quarter of 2012, and compared to 68.2 percent in the third quarter of 2011.

GAAP net income in the third quarter of 2012 was a record $48.4 million, or $1.09 per diluted share, compared with net income of $32.1 million, or $0.74 per diluted share in the second quarter of 2012, and $4.8 million, or $0.13 per diluted share in the third quarter of 2011.

Non-GAAP net income in the third quarter of 2012 was a record $60.1 million, or $1.37 per diluted share, compared with $42.9 million, or $0.99 per diluted share in the second quarter of 2012, and $13.0 million, or $0.34 per diluted share in the third quarter of 2011. The third quarter 2012 non-GAAP net income excludes $9.4 million of share-based compensation expenses compared to $8.4 million in the second quarter of 2012, and compared to $5.6 million in the third quarter of 2011. The third quarter 2012 non-GAAP net income also excludes amortization of acquired intangible assets of $2.3 million associated with the acquisition of Voltaire, Ltd. on February 7, 2011 consistent with such amortization expenses in the second quarter of 2012, and compared to $2.6 million in the third quarter of 2011.

Total cash and investments were $405.4 million at September 30, 2012. The company generated a record $74.4 million in cash from operating activities during the quarter.

“Our third quarter results demonstrate the company’s continued ability to increase its penetration into existing markets, as well as to expand into new markets for our InfiniBand solutions,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies. “We also continue to see increased traction for our 10 and 40 Gigabit Ethernet products. We expect additional partners and customers to benefit from the higher return-on-investment that our fast interconnect solutions provide to them.”

Recent Mellanox Press Release Highlights

•                  Oct. 15 - Mellanox Introduces SwitchX-2 - The World’s Leading Software Defined Networking VPI Switch

•                  Oct. 2 - Mellanox InfiniBand Selected by Fujitsu to Accelerate the Australian National University Supercomputer

•                  Sept. 27 - Atlantic.Net Selects Mellanox’s InfiniBand Solutions to Connect Its World Leading Cloud Hosting Platform

•                  Sept. 12 - Mellanox 40 Gigabit Ethernet Wins Gold for Big Data at 2012 Stevie Awards

•                  Sept. 4 - Mellanox InfiniBand and Ethernet Interconnect Solutions Incorporated within Microsoft Windows Server 2012 Enable the Highest Performance for Cloud, Database and Storage Infrastructures

•                  Aug. 28 - Mellanox’s Hardware-Based I/O Virtualization Solution over VMware ESXi 5.1 Enables Industry’s Highest Performance in Virtualized Data Centers

•                  Aug. 28 - Mellanox 40 Gigabit Ethernet Solutions Deliver Record Virtualization Performance over VMware ESXi 5.1

•                  Aug. 27 - Mellanox Introduces New RDMA-Based Virtual SAN Software Appliance Delivering 6X Higher Performance than Fibre Channel SAN Hardware

•                  Aug. 6 - Mellanox Awarded Best Interconnect Technology for Chinese Energy Industry

•                  July 19 - ProfitBricks Selects Mellanox InfiniBand for New Large-Scale Cloud Infrastructure Service

Conference Calls

Mellanox will broadcast its third quarter 2012 financial results conference call today at 2 p.m. Pacific Time (5 p.m. Eastern). To listen to the call, dial 877-831-3840 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, October 18, 2012 at 9 a.m. Israel Time to discuss the company’s third quarter 2012 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call.

The Mellanox financial results conference call will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage, Big Data and financial services. More information is available at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and acquisition related expenses. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and acquisition related expenses because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations.  Further, management believes certain non-cash charges, such as share-based compensation do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of Intel Romley and Sandy Bridge-based server and storage platforms, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period and we have limited visibility into actual end-user demand in any given quarter; consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our form 10-Q filed with the SEC on August 3, 2012, and our form 10-K filed with the SEC on February 28, 2012. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, BridgeX, ConnectX, CORE-Direct, InfiniBridge, InfiniHost, InfiniScale, PhyX, SwitchX, Virtual Protocol Interconnect and Voltaire are registered trademarks of Mellanox Technologies, Ltd. Connect-IB, FabricIT, MLNX-OS, ScalableHPC, Unbreakable-Link, UFM and Unified Fabric Manager are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Total revenues	$156,471	$68,160	$378,681	$186,562
Cost of revenues	48,375	24,164	118,963	65,829
Gross profit	108,096	43,996	259,718	120,733
Operating expenses:
Research and development	36,229	23,367	102,845	67,366
Sales and marketing	16,451	10,484	45,066	29,028
General and administrative	6,212	4,525	17,405	17,629
Total operating expenses	58,892	38,376	165,316	114,023
Income from operations	49,204	5,620	94,402	6,710
Other income, net	585	416	990	552
Income before taxes	49,789	6,036	95,392	7,262
Provision for taxes on income	(1,386)	(1,226)	(2,454)	(1,948)
Net income	$48,403	$4,810	$92,938	$5,314
Net income per share — basic	$1.16	$0.13	$2.27	$0.15
Net income per share — diluted	$1.09	$0.13	$2.13	$0.14
Shares used in computing income per share:
Basic	41,871	35,821	40,923	35,158
Diluted	44,434	38,003	43,595	37,419

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, percentages, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Reconciliation of GAAP net income to non-GAAP:
GAAP net income	$48,403	$4,810	$92,938	$5,314
Adjustments:
Share-based compensation expense:
Cost of revenues	406	352	1,176	721
Research and development	4,883	3,058	13,583	8,415
Sales and marketing	2,476	1,255	6,179	3,572
General and administrative	1,604	979	4,118	2,645
Total share-based compensation expense	9,369	5,644	25,056	15,353
Amortization of acquired intangibles:
Cost of revenues	1,879	2,155	5,671	6,323
Sales and marketing	439	439	1,317	1,131
Total amortization of acquired intangibles	2,318	2,594	6,988	7,454
Other acquisition related charges	—	—	—	4,394
Non-GAAP net income	$60,090	$13,048	$124,982	$32,515

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$156,471	$68,160	$378,681	$186,562
GAAP gross profit	108,096	43,996	259,718	120,733
GAAP gross margin	69.1%	64.5%	68.6%	64.7%
Share-based compensation expense	406	352	1,176	721
Acquisition related charges	1,879	2,155	5,671	6,323
Non-GAAP gross profit	$110,381	$46,503	$266,565	$127,777
Non-GAAP gross margin	70.5%	68.2%	70.4%	68.5%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$58,892	$38,376	$165,316	$114,023
Share-based compensation expense	(8,963)	(5,292)	(23,880)	(14,632)
Acquisition related charges	(439)	(439)	(1,317)	(5,525)
Non-GAAP operating expenses	$49,490	$32,645	$140,119	$93,866

Reconciliation of GAAP income from operations to non-GAAP:
GAAP income from operations	$49,204	$5,620	$94,402	$6,710
Share-based compensation expense	9,369	5,644	25,056	15,353
Acquisition related charges	2,318	2,594	6,988	11,848
Non-GAAP income from operations	$60,891	$13,858	$126,446	$33,911

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Shares used in computing GAAP diluted earnings per share	44,434	38,003	43,595	37,419
Adjustments:
Effect of dilutive securities under GAAP*	(2,563)	(2,182)	(2,672)	(2,261)
Total options vested and exercisable	1,871	3,076	1,871	3,076
Shares used in computing non-GAAP diluted earnings per share**	43,742	38,897	42,794	38,234

GAAP diluted net income per share	$1.09	$0.13	$2.13	$0.14
Adjustments:
Share-based compensation expense	0.21	0.15	0.57	0.41
Amortization of acquired intangibles	0.05	0.07	0.16	0.20
Other acquisition related charges	0.00	0.00	0.00	0.12
Effect of dilutive securities under GAAP*	0.08	0.02	0.19	0.06
Total options vested and exercisable	(0.06)	(0.03)	(0.13)	(0.08)
Non-GAAP diluted income per share**	$1.37	$0.34	$2.92	$0.85

* This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

** Effective January 1, 2012, the Company uses weighted shares outstanding method to calculate the non-GAAP share count.  For comparison purposes, the non-GAAP share count for the 2011 periods presented was calculated using this new method.

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$137,904	$181,258
Short-term investments	259,830	52,373
Restricted cash	4,304	4,452
Accounts receivable, net	52,550	48,215
Inventories	34,317	24,955
Deferred taxes and other current assets	13,681	7,373
Total current assets	502,586	318,626
Property and equipment, net	52,865	36,806
Severance assets	8,189	7,767
Intangible assets, net	18,439	25,657
Goodwill	132,885	132,885
Deferred taxes and other long-term assets	11,161	8,289
Total assets	$726,125	$530,030

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,079	$30,132
Accrued liabilities	51,538	31,091
Deferred revenue	10,550	5,571
Capital lease obligations	1,254	299
Total current liabilities	103,421	67,093
Accrued severance	11,011	10,433
Deferred revenue	7,671	3,664
Capital lease obligations	3,113	279
Other long-term obligations	9,379	6,214
Total liabilities	134,595	87,683
Shareholders’ equity:
Ordinary shares	177	165
Additional paid-in capital	473,476	418,255
Accumulated other comprehensive loss	(152)	(1,164)
Retained earnings	118,029	25,091
Total shareholders’ equity	591,530	442,347
Total liabilities and shareholders’ equity	$726,125	$530,030

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$92,938	$5,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,092	14,380
Deferred income taxes	(4,449)	579
Share-based compensation	25,056	15,353
Gain on investments	(384)	(39)
Excess tax benefit from share-based compensation	(2,919)	(1,363)
Changes in assets and liabilities:
Accounts receivable, net	(4,335)	(13,648)
Inventories	(9,946)	(1,346)
Prepaid expenses and other assets	(3,286)	296
Accounts payable	9,947	16,469
Accrued liabilities and other payables	37,387	4,985
Net cash provided by operating activities	157,101	40,980

Cash flows from investing activities:
Acquisition of Voltaire Ltd., net of cash acquired of $3,961	—	(203,704)
Purchase of severance-related insurance policies	(581)	(636)
Purchases of short-term investments	(234,725)	(8,937)
Proceeds from sale of short-term investments	6,201	147,393
Proceeds from maturities of short-term investments	21,363	10,608
Decrease (increase) in restricted cash deposits	94	(1,700)
Purchase of property and equipment	(20,921)	(15,767)
Purchase of equity investment in a private company	(1,424)	—
Net cash used in investing activities	(229,993)	(72,743)

Cash flows from financing activities:
Proceeds from public offering, net	—	104,201
Principal payments on capital lease obligations	(639)	(237)
Proceeds from issuance of common stock to employees	27,258	14,821
Excess tax benefit from share-based compensation	2,919	1,363
Net cash provided by financing activities	29,538	120,148

Net (decrease) increase in cash and cash equivalents	(43,354)	88,385
Cash and cash equivalents at beginning of period	181,258	107,994
Cash and cash equivalents at end of period	$137,904	$196,379